FOR IMMEDIATE RELEASE               CONTACT: Frederick N. Cooper (215) 938-8312
November 9, 2004                                    fcooper@tollbrothersinc.com
                                                Joseph R. Sicree (215) 938-8045
                                                    jsicree@tollbrothersinc.com


  TOLL BROTHERS' RECORD 4TH QTR 2004 CONTRACTS GROW 51% VS 2003 TO $1.5 BILLION
           RECORD 4TH QTR HOME BLDG REVENUES RISE 62% TO $1.4 BILLION
            RECORD 4TH QTR-END BACKLOG INCREASES 68% TO $4.4 BILLION
           RECORD FY 2004 HOME BLDG REVENUES GROW 41% TO $3.8 BILLION
               RECORD FY 2004 CONTRACTS ARE UP 62% TO $5.6 BILLION

Huntingdon Valley, PA, November 9, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record fourth-quarter and fiscal-year-end results for contracts, backlog and home building revenues for the period ended October 31, 2004. The value of the company's fourth-quarter revenues and backlog were the highest for any quarter in its history.

These results are preliminary and unaudited. The Company will announce final totals when it releases fourth-quarter earnings results on December 9, 2004.

Robert I. Toll, chairman and chief executive officer, stated: "As long as the population continues to rise and affluent households continue to grow much faster than the population in general, and as long as government keeps making it difficult to entitle building lots, demand for luxury homes will continue to exceed supply.

"We completed fiscal 2004 with record fourth-quarter contracts and a backlog in place that is already 115% of FY 2004's revenues. Based on those results, we have revised upward our estimate of FY 2005 deliveries to between 7,800 and 8,100 homes at an average price of between $620,000 and $630,000: we believe this will translate into net income growth of at least 30%. With a record 220 communities at FYE 2004, projected to reach about 240 by FYE 2005, we believe we'll achieve at least 20% net income growth in FY 2006.

"Since going public in 1986, we have increased net income, revenues, contracts, backlog and shareholders' equity at a compound average annual rate of over 20%. We believe our success is attributable to our continued focus on the luxury market. We offer luxury buyers the ability to individually customize their homes using thousands of permutations of structural and designer options. We offer them great value because we pre-design and pre-budget these options, enabling us to take advantage of high-volume purchasing and production. We diversify opportunistically into new geographic areas. We secure attractive land positions in lot-constrained affluent markets. And we continue to introduce new product lines to broaden our market. Building on our well-established brand in move-up, empty-nester, active-adult and resort-style master planned communities, we are now introducing urban mid- and high-rise condominium product and high-density suburban offerings.

                                     *more*

"According to two recent major studies, demand for new homes is projected to expand in the next ten years; yet increasingly complex approval processes are constraining the supply of buildable lots. With affluent households - those earning $100,000 or more - growing six times faster than the population in general, we believe demand for luxury homes will accelerate. We now own or control approximately 60,000 home sites, a five-to-six-year supply based on our current pace of growth. We believe this positions us to prosper in the coming years from the growing imbalance between demand and supply."

Toll Brothers' preliminary financial highlights for the three-month and twelve-month periods ended October, 31, 2004 (unaudited):

     o The Company's FY 2004 fourth-quarter contracts of approximately $1.5 billion (2,248 homes), grew by 51% over FY 2003's fourth-quarter contracts of $1.02 billion (1,749 homes), the previous fourth-quarter record. In addition, in fourth quarter 2004, unconsolidated entities in which the Company had an interest signed contracts of approximately $41.3 million (91 homes).

     o FY 2004's full fiscal-year contracts of approximately $5.6 billion (8,684 homes), the highest total in the Company's history, grew by 62% over FY 2003's year-end total of $3.48 billion (6,132 homes), the previous record. In addition, in the twelve-month FY 2004 period, unconsolidated entities in which the Company had an interest signed contracts of approximately $123.5 million (289 homes).

     o FY 2004 fourth-quarter-end backlog of approximately $4.4 billion (6,709 homes), the highest in the Company's history, increased 68% over FY 2003's record fourth-quarter-end backlog of $2.63 billion (4,652 homes), the previous fourth-quarter record. In addition, at the end of fiscal 2004, unconsolidated entities in which the Company had an interest had a backlog of approximately $75.8 million (174 homes).

     o FY 2004 fourth-quarter home building revenues of approximately $1.4 billion (2,395 homes), the highest quarter in the Company's history, increased 62% over FY 2003's fourth-quarter home building revenues of $893.7 million (1,578 homes), the previous fourth-quarter record. Revenues from land sales totaled approximately $1.7 million for FY 2004's fourth quarter, compared to $6.4 million in FY 2003's.

     o FY 2004 twelve-month home building revenues of approximately $3.8 billion (6,627 homes) increased 41% over FY 2003's twelve-month home building revenues of $2.73 billion (4,911 homes), the previous record. FY 2004 revenues from land sales for the twelve-month period totaled approximately $22.6 million compared to $27.4 million in the same period in FY 2003.

                                     *more*

     o In addition, in the Company's fiscal 2004 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered approximately $36.9 million (89 homes) and $52.4 million (130 homes), respectively, compared to $3.7 million (12 homes) and $12.0 million (38 homes), respectively, in the same periods of fiscal 2003. The Company's share of the profits from the delivery of these homes is included in 'Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

     o In FY 2004's third quarter, the Company entered into a new $1.05 billion revolving credit facility with 23 banks which expires in July 2009. In connection with this transaction, the Company incurred a pre-tax expense of $481,000 due to unamortized costs associated with replacing its prior $575 million facility.

     o In second quarter 2004, the Company's early retirement of $170 million of senior subordinated notes due in 2009 resulted in a FY 2004 second-quarter expense of $0.06 per share after tax. In the first quarter of FY 2003, the early retirement of $100 million of senior subordinated notes due in 2006 resulted in a $0.03 per share after tax expense. In FY 2003's fourth quarter, the early retirement of $100 million of senior subordinated notes due in 2007 resulted in a $0.03 per share after tax expense. The cumulative effect of the retirement of these notes resulted in a twelve-month expense of approximately $0.06 per share after tax in both FY 2003 and FY 2004.

     o On its August 25, 2004 conference call, the Company had stated that it expected its fourth-quarter selling, general and administrative expenses ("SG&A") as a percentage of total revenues would be 10 to 20 basis points higher than the percentage in fourth-quarter 2003. The Company now expects that for the fourth quarter of fiscal 2004, SG&A will be lower as a percentage of total revenues than in 2003's fiscal fourth quarter by at least 50 basis points.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, November 9, 2004, to discuss these results and our outlook for fiscal 2005. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through December 8, 2004.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

                                     *more*

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*

PERIOD ENDED OCTOBER 31*:

CLOSINGS                                                    UNITS                              $ (MILL)
---------------------------
                                                   4TH QTR.          4TH QTR.          4TH QTR.          4TH QTR.
                                                     2004              2003              2004              2003
                                                  ---------          ---------         ---------        ---------
NORTHEAST                                              361                244            193.8             142.5
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                           843                580            462.6             288.6
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  171                136            100.1              76.1
SOUTHEAST  (FL,NC,SC,TN)                               254                177            123.4              92.1
SOUTHWEST  (AZ,CO,NV,TX)                               358                205            213.9             110.4
WEST COAST (CA)                                        408                236            350.3             184.0
                                                     -----              -----          -------             -----
TOTAL CONSOLIDATED ENTITIES                          2,395              1,578          1,441.1             893.7
UNCONSOLIDATED ENTITIES                                 89                 12             36.9               3.7
                                                     -----              -----          -------             -----
         TOTAL                                       2,484              1,590          1,481.0             897.4
                                                     =====              =====          =======             =====

CONTRACTS
---------------------------
NORTHEAST                                              338                323            197.3             178.3
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                           783                607            514.3             314.9
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  159                 98            105.3              53.0
SOUTHEAST  (FL,NC,SC,TN)                               284                163            165.3              80.2
SOUTHWEST  (AZ,CO,NV,TX)                               431                301            288.9             165.7
WEST COAST (CA)                                        253                257            261.1             225.0
                                                     -----              -----          -------           -------
TOTAL CONSOLIDATED ENTITIES                          2,248              1,749          1,532.2           1,017.1
UNCONSOLIDATED ENTITIES                                 91                  8             41.3               2.6
                                                     -----              -----          -------           -------
         TOTAL                                       2,339              1,757          1,573.5           1,019.7
                                                     =====              =====          =======           =======

BACKLOG
---------------------------
NORTHEAST                                            1,028                932            599.5             519.4
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                         2,245              1,674          1,372.4             837.1
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  446                294            284.3             163.2
SOUTHEAST  (FL,NC,SC,TN)                               726                411            463.5             218.3
SOUTHWEST  (AZ,CO,NV,TX)                             1,351                709            849.7             396.8
WEST COAST (CA)                                        913                632            864.5             497.1
                                                     -----              -----          -------           -------
TOTAL CONSOLIDATED ENTITIES                          6,709              4,652          4,433.9           2,631.9
UNCONSOLIDATED ENTITIES                                174                 15             75.8               4.7
                                                     -----              -----          -------           -------
         TOTAL                                       6,883              4,667          4,509.7           2,636.6
                                                     =====              =====          =======           =======

*Note: Results are preliminary (unaudited).


                                     *more*

PERIOD ENDED OCTOBER 31*:

                                                           UNITS                         $ (MILL)
                                                    FYE             FYE             FYE             FYE
CLOSINGS                                            2004           2003            2004             2003
----------------------------                      --------       --------        ---------       ---------
NORTHEAST                                            1,016            755            573.0           450.3
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                         2,398          1,793          1,252.5           882.0
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  478            405            274.0           219.4
SOUTHEAST  (FL,NC,SC,TN)                               772            653            366.4           311.3
SOUTHWEST  (AZ,CO,NV,TX)                               902            717            527.9           378.2
WEST COAST (CA)                                      1,061            588            845.5           489.8
                                                    ------         ------         --------        --------
TOTAL CONSOLIDATED ENTITIES                          6,627          4,911          3,839.3         2,731.0
UNCONSOLIDATED ENTITIES                                130             38             52.4            12.0
                                                    ------         ------         --------        --------
         TOTAL                                       6,757          4,949          3,891.7         2,743.0
                                                    ======         ======         ========        ========

CONTRACTS
----------------------------
NORTHEAST                                            1,112          1,027            653.1           584.9
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                         2,969          2,333          1,787.7         1,171.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  630            433            395.2           237.5
SOUTHEAST  (FL,NC,SC,TN)                             1,087            591            611.6           296.9
SOUTHWEST  (AZ,CO,NV,TX)                             1,544            890            980.7           506.5
WEST COAST (CA)                                      1,342            858          1,213.0           678.4
                                                    ------         ------         --------        --------
TOTAL CONSOLIDATED ENTITIES                          8,684          6,132          5,641.3         3,476.0
UNCONSOLIDATED ENTITIES                                289             29            123.5             9.2
                                                    ------         ------         --------        --------
         TOTAL                                       8,973          6,161          5,764.8         3,485.2
                                                    ======         ======         ========        ========


                                       ###